Exhibit 23.2

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

9601 AMBERGLEN BLVD., SUITE 117 AUSTIN, TEXAS 78729-1106 512-233-2618	306 WEST SEVENTH STREET, SUITE 302 FORT WORTH, TEXAS 76102-4987 817-336-2461 FAX 817-877-3728	1000 LOUISIANA STREET, SUITE 625 HOUSTON, TEXAS 77002-5008 713-651-9944 FAX 713-651-9960

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference of (i) our report, dated February 25, 2011, relating to the proved oil and gas reserves of GeoResources, Inc. (the “Company”) as of December 31, 2010, which report appears in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as such report is amended and restated by our report, dated January 5, 2012, which appears in Amendment No. 1 on Form 10-K/A for the fiscal year ended December 31, 2010, filed on February 7, 2012 and incorporated by reference in this Registration Statement on Form S-3, including any amendments hereto (the “Registration Statement”), and (ii) information derived from such reports, in the Registration Statement and any related prospectus. We also hereby consent to the reference to our firm as experts in the Registration Statement and any related prospectus.

CAWLEY, GILLESPIE & ASSOCIATES, INC.

Texas Registered Engineering Firm F-693

Fort Worth, Texas

February 8, 2012